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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-91218, Form S-3 No. 333-20143, Form S-8 No. 333-
3310 and Form S-8 No. 333-42735) of Jameson Inns, Inc. of our reports dated February 12, 1999, with respect to the consolidated financial statements of Jameson Inns, Inc. and February 19, 1999 with respect to the consolidated financial statements of Jameson Hospitality, LLC included in the Current Report on Form 8-K dated March 9, 1999 of Jameson Inns, Inc.

                                             Ernst & Young LLP

Atlanta, Georgia
March 9, 1999